Exhibit 99.1

Gopher Protocol to Expand Its Exclusive License IP Portfolio --

New Patent for Guardian-LIFE Medical Patch, a Derivative of the Guardian Patch Technology

Gopher Protocol, Inc.2 hours ago

PERRIS, CA--(Marketwired - Apr 26, 2016) - Gopher Protocol Inc. (OTCQB: GOPH) ("Gopher" and the "Company") a development-stage Company developing a real-time, heuristic based, mobile technology, announced today that Dr. Rittman has applied for a patent for the Guardian-LIFE medical patch technology. If the patent is issued, Dr. Rittman will assign the patent to Guardian Patch LLC, the Company's technology licensing partner. The Guardian-LIFE medical patch is a derivative technology of GopherInsight™ microchip technology, which is currently licensed exclusively to the Company. The Guardian-LIFE technology is also to be licensed to the Company and such a license would represent a further expansion of the products licensed to the Company. The Guardian-LIFE technology represents a new sub-product of Guardian Patch LLC's Guardian Patch tracking technology.

The Guardian-LIFE technology is an electronic circuit within a sticky patch package is designed for human vital signs information detection and measurement. The Guardian-LIFE medical patch is based on an optical-acoustic laser technology. The medical patch detection and measurement device includes an affixed sensor system, an optical-acoustic sensing system, an analysis computerized system and a display unit. The user is intended to stick the patch against a human anatomical location for vital detection and measurements. The optical-acoustic system's data is analyzed by the computerized system to calculate and determine the human vital information and to present it on the display system. The system measures heart rate, a systolic blood pressure, a diastolic blood pressure, a mean arterial blood pressure, a pulse pressure and temperature.

The Guardian-LIFE electronic circuit embedded within the medical sticky patch includes a BIOS, ROM, RAM memory and at least one microprocessor or microcontroller. The electronic circuits are located within microchips or on the device's electronic board as separated microchips. The electronic circuit within the patch transmits the vital signs information via conventional network including Wi-Fi and Bluetooth. The system works in conjunction with a mobile software application to provide human vital detection and measurement functionalities within mobile devices and a web based application.

The Guardian Patch, the company's first exclusively licensed product to bring to the consumer markets, is a unique location technology that works with or without GPS. All of the technologies that are currently being developed by Guardian Patch LLC are currently based on GopherInsight™ microchip technology, which the Company exclusively holds a license to.

About Gopher Protocol Inc.
Gopher Protocol Inc. (OTCQB: GOPH) ("Gopher" and the "Company") (http://gopherprotocol.com/) is a development-stage company developing a real-time, heuristic based, mobile technology, per license agreement it holds. Upon development, the technology will consist of a smart microchip, mobile application software and supporting software that run on a server. The system contemplates the creation of a global network, worldwide. Gopher believes this will be the first system that is developed using a human, heuristic based analysis engine. Since the core of the system will be its advanced microchip that will be able to be installed any mobile device, worldwide, Gopher expects that this will result in an internal, private network between all mobile devices utilizing the device by providing mobile technology for computing power enhancement, advanced mobile database management/sharing, and additional mobile features.

Corporate Site: http://gopherprotocol.com
Press page/ press kit - http://gopherprotocol.com/?page_id=228
Consumer and product website for Guardian Patch: http://www.guardianpatch.com/.

Forward-Looking Statements
Certain statements contained in this press release may constitute "forward-looking statements". Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact:

Dr. Dan Rittman
CTO
Gopher Protocol Inc.
888-685-7336
Media: press@gopherprotocol.com